Exhibit 5.2

Ryan Sansom

T: +1 617 937 2335

rsansom@cooley.com

August 7, 2019

ObsEva SA

Chemin des Aulx, 12

1228 Plan-les-Ouates

Geneva, Switzerland

Ladies and Gentlemen:

We have acted as special U.S. counsel to ObsEva SA, a société anonyme organized under the laws of Switzerland (the “Company”), in connection with a Registration Statement on Form F-3 (the “Registration Statement”), filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”) on August 7, 2019. The Company has provided us with a prospectus (the “Prospectus”) which forms part of the Registration Statement. The Prospectus may be amended from time to time in connection with one or more post-effective amendments to the Registration Statement, and the Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, as amended from time to time, including the Prospectus, as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

•	common shares, par value of CHF 1/13 each, of the Company (the “Common Shares”);

•

debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.2 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”); and

•

warrants to purchase Common Shares or Debt Securities (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the forms filed as Exhibit 4.5 and Exhibit 4.6 to the Registration Statement (each, a “Warrant Agreement”).

The Debt Securities and the Warrants plus any additional Debt Securities and Warrants that may be registered pursuant to any registration statement that the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.”

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

500 BOYLSTON STREET, BOSTON, MA 02116-3736 T: (617) 937-2300 F: (617) 937-2400 WWW.COOLEY.COM

ObsEva SA

August 7, 2019

Page Two

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; the valid existence of the Company under the laws of Switzerland; that the Company has the corporate power to enter into and perform its obligations under the Warrants, the Warrant Agreements, the Debt Securities and the Indenture in accordance with their respective terms and has duly authorized, executed and delivered the Warrants, the Warrant Agreements, the Debt Securities and the Indenture in accordance with its organizational documents and the laws of Switzerland; that any Common Shares issued upon conversion of the Debt Securities or exercise of the Warrants will be duly authorized, validly issued, fully paid and nonassessable; and that the execution, delivery and performance by the Company of its obligations under the Warrants, the Warrant Agreements, the Debt Securities and the Indenture do not and will not violate the laws of Switzerland or any other applicable laws (excepting from such assumption the laws of the State of New York). We have also assumed that any Debt Securities or Warrants offered under the Registration Statement, and the related Indenture or Warrant Agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein. We have also assumed that with respect to any Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants, the applicable convertible Debt Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.     With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto are effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s articles of association, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

500 BOYLSTON STREET, BOSTON, MA 02116-3736 T: (617) 937-2300 F: (617) 937-2400 WWW.COOLEY.COM

ObsEva SA

August 7, 2019

Page Three

2.     With respect to the Warrants issued under the Warrant Agreements and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto are effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s articles of association, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s) and in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

* * * * *

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law or in the facts stated or assumed herein that may hereafter occur.

Very truly yours,

COOLEY LLP

By:	/s/ Ryan Sansom
Ryan Sansom

500 BOYLSTON STREET, BOSTON, MA 02116-3736 T: (617) 937-2300 F: (617) 937-2400 WWW.COOLEY.COM